UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑	Definitive Information Statement

IMMEDIATEK, INC.

(Name of Registrant As Specified In Its Charter)

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
IMMEDIATEK, INC.
320 South Walton
Dallas, Texas 75226
     This Information Statement is being furnished to all holders of record of shares of our common stock and Series A and Series B Convertible Preferred Stock as of the close of business on April 13, 2010. The purpose of this Information Statement is to inform our stockholders that by written consent, dated April 13, 2010, the holders of 67.9% of our outstanding voting stock authorized or approved the following actions:
1.	The election of Darin Divinia, Robert Hart and Timothy M. Rice as directors for a one year term; and

2.	The ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm.
     The actions taken by the majority stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement to the other stockholders, or May 20, 2010. This Information Statement is first being mailed to stockholders on or about April 30, 2010. A copy of our Annual Report is enclosed, as well.
     THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THESE MATTERS.

By Order of the Board of Directors:
/s/ DARIN DIVINIA
Darin Divinia
Chief Executive Officer and President

Dated: April 26, 2010

IMMEDIATEK, INC.
INFORMATION STATEMENT

IMMEDIATEK, INC.
320 South Walton
Dallas, Texas 75226
Telephone: (214) 363-8183
Facsimile: (214) 744-8811
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE NECESSARY AUTHORIZATIONS AND APPROVALS HAVE ALREADY BEEN OBTAINED BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS. A VOTE OR WRITTEN CONSENT OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.
GENERAL INFORMATION
     This Information Statement provides information about us and actions proposed by, and taken by written consent of, our majority stockholders. A copy of our 2009 Annual Report is also being sent with this Information Statement. The following questions and answers provide information about this Information Statement.
Why have I received these materials?
We are required to deliver this Information Statement to all holders of our voting stock on the record date, April 13, 2010, to inform them that on April 13, 2010, the majority stockholders, by written consent, took certain actions that normally require a meeting of stockholders as permitted under our Bylaws and Nevada law.
This Information Statement is being sent to you because you are a holder of our common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock as of the record date. As of the record date, 15,865,641 shares of our common stock, 4,392,286 shares of our Series A Convertible Preferred Stock and 69,726 shares of our Series B Convertible Preferred Stock were outstanding. Assuming conversion of all Series A and Series B Convertible Preferred Stock, the total common stock outstanding would have been 30,660,640 shares of common stock.
What actions did the majority holders of the voting stock approve or authorize?
1.	The election of Darin Divinia, Robert Hart and Timothy M. Rice to our board of directors for a term of one year; and

2.	The ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm.
How many votes were needed for the approval or authorization of these actions?
Directors are elected by a plurality of the votes cast. Therefore, the three director candidates that received the most “FOR” votes are elected to the three seats on the board of directors that are being filled. The ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm requires the affirmative vote or written consent of a majority of the shares present in person or by proxy, or, if by a written consent, a majority of those shares entitled to vote at a meeting of stockholders.

Who are the majority stockholders that authorized or approved these actions and what percent of the voting stock do they hold?
Radical Holdings LP recommended the three director candidates for election and Radical Holdings LP and Radical Investments LP, which are both affiliates of Mark Cuban, authorized or approved the election of these directors by written consent. As of the record date, Radical Holdings LP owned 3,004,486 shares of our common stock, 4,392,286 shares of our Series A Convertible Preferred Stock and 69,726 shares of our Series B Convertible Preferred Stock. As of the record date, Radical Investments LP owned 3,020,382 shares of our common stock.
Each share of our common stock is entitled to one vote on each matter. A holder of a share of our Series A and Series B Convertible Preferred Stock is entitled to vote on all matters required or permitted to be voted upon by our stockholders. Each holder of a share of our Series A or Series B Convertible Preferred Stock is entitled to the number of votes equal to the largest number of full shares of our common stock into which such Series A and Series B Convertible Preferred Stock held by that holder could be converted. As of the record date, Radical Holdings LP owned all of the outstanding shares of Series A and Series B Convertible Preferred Stock and the shares of Series A and Series B Convertible Preferred Stock were convertible into 14,563,804 and 231,195 shares of our common stock, respectively. Accordingly, Radical Holdings LP and Radical Investments held 67.9% of the voting power on the record date, which is sufficient to approve or authorize all of these actions.
Why is it that the majority stockholders can do this without having to hold a meeting and having to send out proxies to all stockholders?
Section 2.17 of our Bylaws and Section 78.320 of the Nevada Revised Statutes permit any corporate action, upon which a vote of stockholders is required or permitted, to be taken without a meeting, provided that written consents are received from stockholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted.
Is it necessary for me to do anything?
No. No other votes or written consents are necessary or required. These actions will be effective on or about May 20, 2010, which is at least 20 days after the initial mailing of this Information Statement.
Who is paying for this Information Statement?
We are paying for the costs of preparing and mailing this Information Statement. We will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward this Information Statement and its associated materials to the beneficial owners of our common stock, Series A and Series B Convertible Preferred Stock.

ACTION ONE
ELECTION OF DIRECTORS
General
     Our majority stockholders recommended and elected the three director candidates named below. Our board of directors oversees the management of Immediatek on your behalf. The board of directors reviews our long-term strategic plans and exercises direct decision-making authority on key issues, such as the terms of material agreements. Just as important, our board of directors appoints the Chief Executive Officer, sets the scope of his authority to manage Immediatek’s day-to-day operations and evaluates his performance.
Directors Nominated and Elected (Terms expiring in 2011)

Darin Divinia (age 38)	Mr. Divinia has served as a director on our board of directors and the board of directors of DiscLive since July 2006. Mr. Divinia has been the Chief Executive Officer and President of Immediatek since July 16, 2007. Mr. Divinia is also a director and President of IMKI Ventures, Inc. Mr. Divinia formerly served as Director of Technical Services of Radical Incubation LP. Radical Incubation LP is an affiliate of Radical Holdings LP, which is the sole stockholder of our Series A and Series B Convertible Preferred Stock. From January 2004 to January 2006, Mr. Divinia served as Director of Network Strategy at Yahoo, Inc. In that position he was responsible for setting the strategic vision for Yahoo’s next generation network infrastructure. Prior to January 2004, Mr. Divinia served as Director of Network Engineering at Yahoo, Inc. and was responsible for all engineering and operational aspects of the global Yahoo! IP network.

Robert Hart (age 49)	Mr. Hart has served as a director on our board of directors and the board of directors of DiscLive, since January 15, 2008. Mr. Hart has been the Secretary of Immediatek since January 15, 2008. Mr. Hart is also on the board of directors of IMKI Ventures, Inc. and Officeware Corporation. Mr. Hart is the Secretary of DiscLive and IMKI Ventures, Inc. Mr. Hart is currently, and for over five years has been, self-employed as an attorney. Since 2001 Mr. Hart has served as an officer and General Counsel to several companies owned and controlled by Mark Cuban, including Radical Management LLC, which is the general partner of Radical Holdings LP, which is the sole stockholder of our Series A and Series B Convertible Preferred Stock and Radical Investments Management LLC, which is the general partner of Radical Investments LP.

Timothy M. Rice (age 42)	Mr. Rice has served on the board of directors of Officeware Corporation since he founded the company on October 12, 1995. Mr. Rice has been the President of Officeware Corporation since that date as well. Mr. Rice is currently the President and Chief Executive Officer of Officeware Corporation. Prior to founding Officeware Corporation, Mr. Rice served as Product Lead for Microsoft Excel throughout the Microsoft Excel 5.0 development and release cycle.
     Since June 8, 2006 (the closing of the issuance and sale of our Series A Convertible Preferred Stock), our board of directors has not been required under the rules of the American Stock Exchange to consist of at least a majority of independent directors because we became a “controlled company” under the rules of the American Stock Exchange.
     Our board of directors met four times, and acted by unanimous written consent one time, during 2009. There are no standing committees of our board of directors. Each of our directors attended all of the meetings of our board of directors. Because we have not held an annual stockholders’ meeting since 2000 and because our majority stockholder has sufficient voting power to take actions without a meeting of our stockholders, our board of directors has not adopted a formal policy with regard to director attendance at annual meetings of stockholders.
Effective Date
     The above named persons will be elected to our board of directors effective 20 days following the initial mailing of this Information Statement, or May 20, 2010.
Director Compensation
     We currently do not pay our directors a fee for attending scheduled and special meetings of the board of directors. However, we reimburse each director for reasonable travel expenses related to that director’s attendance at meetings of the board of directors.
     None of our directors were compensated for their services during all or part of 2009. However, our directors who served as named executive officers were compensated for such services. See “Management — Executive Compensation” below.
Board Committees
     Due to the limited size of our board of directors, our board of directors has not created any standing committees of the board of directors. Accordingly, our board of directors performs the roles of the audit committee, compensation committee and nominating committee.
     Audit Committee Function. We do not have a standing audit committee. Accordingly, our board of directors selects our independent registered public accounting firm, reviews our filings with the Securities and Exchange Commission, reviews the results and scope of audit and other services provided by our independent registered public accounting firm, including fees, reviews and evaluates our audit and control functions and investigates other areas of concern that may be manifested in our financial reports or underlying accounting controls and systems. Because we do not maintain a standing audit committee, we do not have a written audit committee charter. We have reviewed the education, experience and other qualifications of each member currently serving on, and those nominated and elected to, our board of directors. After that review, we have determined that no member of our board of directors meets the Securities and Exchange Commission’s definition of an “audit committee financial expert” and that no member is independent for audit committee purposes under the applicable rules promulgated by the Securities and Exchange Commission and the American Stock Exchange. We, however, are endeavoring to find a suitable person who qualifies as an “audit committee financial expert” and is independent. Until we are able to satisfy this requirement, we have retained a consultant that is available to assist our board of directors with these duties.
     Compensation Committee Functions. We do not have a standing compensation committee. Accordingly, our board of directors performs the functions of a compensation committee. Because we do not maintain a standing compensation committee, we do not have a written compensation committee charter. We do not believe that it is necessary to have a compensation committee because, unless the directors designated by the holders of the shares of the Series A Convertible Preferred Stock (the “Designated Directors”) originally issued under the Series A Securities Purchase Agreement control our board of directors and except as otherwise required by law or by our articles of incorporation, we cannot, and we are required to cause our subsidiaries not to, without the consent of the holders of at least 75% of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement then outstanding:
          • increase the salary of any officer or employee or pay any bonus to any officer, director or employee not contemplated in a budget or bonus plan approved by the Designated Directors; or
          • retain, terminate or enter into any salary or employment negotiations or employment agreement with any employee or any future employee.
     Because the compensation arrangements which we enter into generally must be approved by the Designated Directors and because Radical Holdings LP (the owner of such Preferred Stock) (and its affiliates) own the majority of our voting stock, we believe that compensation of our officers and employees is aligned with the interests of our stockholders. We have not retained compensation consultants in setting or establishing compensation levels by Immediatek or by our management.
     Nominating Committee Functions. See “—Nominations of Directors” below.
Nominations of Directors
     We do not have a standing nominating committee or a committee performing similar functions. Accordingly, our board of directors serves as our nominating committee. Additionally, in accordance with the Investor’s Rights Agreement that we entered into with Radical Holdings LP, for so long as any shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement remain outstanding, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement have the right to designate all the persons to serve as directors on our board of directors and the boards of directors of DiscLive, IMKI Ventures, Inc. and Officeware Corporation. For that reason, our board of directors believes that it is not necessary for us to have a nominating committee. We have, however, adopted the nomination policy described below.
     Our board of directors has not promulgated any minimum qualifications that nominees must meet in order to be considered. In identifying individuals qualified to become members of our board of directors, our board of directors will take into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which we operate, specific skills, general business acumen and the highest personal and professional integrity. Our board of directors will first consider the nominees of Radical Holdings LP pursuant to its rights. Generally, our board of directors will next consider the current members of the board of directors because they meet the criteria listed above and possess an in-depth knowledge of us, our history, strengths, weaknesses, goals and objectives. Each of the current directors has specific experience and qualifications that led to the conclusion that such director should serve as a director on our board of directors. Due to the limited size of our board, we do not have a diversity policy.
     We believe that our directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Based upon our businesses and structure, the below are the key experience, qualifications and skills our directors bring to our board of directors:
•	Leadership experience. We believe that directors with experience in significant leadership positions provide us with special insights. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. We believe that each of our directors has experience in significant leadership positions.

•	Technology experience. As a technology company and leading innovator, we seek directors with backgrounds in technology because our success depends on developing and investing in new technologies and access to new ideas. We believe that both Mr. Divinia and Mr. Rice have significant experience in developing and marketing new technologies.

•	Financial and financial reporting experience. We believe that an understanding of financial and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial targets. We expect all of our directors to be financially knowledgeable, though directors are not expected to meet the Securities and Exchange Commission’s definition of an “audit committee financial expert.”

•	Legal. We believe that an understanding of legal reporting processes is important for our directors. While we retain and rely upon outside legal counsel, we recognize the importance of Mr. Hart’s legal experience as an attorney with relation to regulatory reporting processes and other legal matters.
     None of the members nominated and elected to our board of directors are considered to be independent directors, as set forth by the definition contained in the rules of the American Stock Exchange, the rules we have selected to follow to determine independence. Radical Holdings LP, the sole stockholder of the Series A and Series B Convertible Preferred Stock, recommended the nominees to our board of directors in connection with the rights granted to it.
     Our board of directors will consider stockholder recommendations for candidates to serve on our board of directors. Nominees proposed by our stockholders will be evaluated in the same manner as nominees proposed by our board of directors. Recommendations of director candidates by stockholders should be forwarded to our Secretary. Our Bylaws require that stockholders give advance notice and furnish certain information to us in order to nominate a person for election as a director. See the discussion under “Submission of Stockholder Proposals — Director Nominations” on page 20.
Board Structure and Risk Oversight
     Darin Divinia, our President and CEO also serves as the Chairman of the Board. We believe that this structure is appropriate for us because it allows one person to speak for and lead Immediatek and the board of directors, while our majority stockholder provides effective oversight through its ownership of all of the Series A Preferred Stock and ability to nominate all of our directors. In our view, splitting the roles would potentially have the consequence of making our management and governance processes less effective by creating undesirable duplication of work and, in the worst case, lead to a blurring of the clear lines of accountability and responsibility, without any clear offsetting benefits.
     Our board of directors has overall responsibility for risk oversight. Throughout the year, the board of directors dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of the President’s report on operations to the board of directors at regularly scheduled board meetings and at presentations to the board of directors by our other employees and consultants. The board of directors’ risk oversight process builds upon management’s risk assessment and mitigation processes. The small size of Immediatek allows our board of directors to develop in-depth knowledge of different facets of the business. This in-depth knowledge, coupled with exposure to and frequent communication with our management, assists the board of directors in performing its oversight responsibilities, including risk management, in an effective manner.
Stockholder Communications with the Board of Directors
     Stockholders and other interested parties may communicate their concerns about Immediatek and our business and affairs to our board of directors. These communications should be sent in the form of written correspondence by mail addressed to Board of Directors, c/o Immediatek, Inc., 320 South Walton, Dallas, Texas 75226, Attention: Secretary or by email to bod@immediatek.com. The communication should indicate whether it is intended for the entire board of directors or a particular member of the board of directors. Our Secretary will forward this correspondence to the appropriate member of the board of directors, who will determine what action, if any, will be taken concerning the correspondence and its contents. If the number of letters or emails received becomes excessive, our board of directors may consider approving a process for review, organization and screening of the correspondence by the Secretary or other appropriate person.
Code of Business Conduct and Ethics
     We have adopted a Code of Business Conduct and Ethics that is applicable to our directors, officers and employees. A copy of this code has been filed as an exhibit to our Annual Report on Form 10-KSB for the year ended December 31, 2007, and is also available upon written request from our Secretary, on our website at www.immediatek.com, or by emailing us at publicfilingsinfo@immediatek.com. Any waivers of the provisions of this code made with respect to any of our directors and executive officers will be filed with a Current Report on Form 8-K.

SECURITY OWNERSHIP
Security Ownership of Certain Beneficial Owners
     The following table sets forth information regarding the number of shares of our common stock, Series A and Series B Convertible Preferred Stock beneficially owned on April 13, 2010, by any person or “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to us to own beneficially more than five percent of our outstanding voting securities.

	Name and Address of		Amount and nature of
Title of Class	Beneficial Owner		beneficial ownership	Percent of Class
Common Stock	Radical Holdings LP c/o Radical Management LLC 5424 Deloache Avenue Dallas, Texas 75220	(*)	17,799,485 (1)	58.1	% (2)
Series A Convertible Preferred Stock	Radical Holdings LP c/o Radical Management LLC 5424 Deloache Avenue Dallas, Texas 75220	(*)	4,392,286	100	% (3)
Series B Convertible Preferred Stock	Radical Holdings LP c/o Radical Management LLC 5424 Deloache Avenue Dallas, Texas 75220	(*)	69,726	100	% (4)
Common Stock	Radical Investments LP c/o Radical Investments Management LLC 5424 Deloache Avenue Dallas, Texas 75220	(*)	3,020,382	9.9	% (2)
Common Stock	Timothy Rice c/o Immediatek, Inc. 5424 Deloache Avenue Dallas, Texas 75220		4,804,665	15.7	% (2)
Common Stock	Chetan Jaitly c/o Immediatek, Inc. 5424 Deloache Avenue Dallas, Texas 75220		4,439,209	14.5	% (2)

(*)	Radical Holdings LP and Radical Investments LP have jointly filed a Schedule 13D. Each entity is directly or indirectly wholly-owned by Mark Cuban. Together, assuming complete conversion of all Series A and Series B Convertible Preferred Stock Radical Holdings LP and Radical Investments LP own 20,819,867 shares of common stock or 67.9% of our common stock, on a fully converted basis.

(1)	Includes 14,563,804 shares of common stock issuable upon the conversion of 4,392,286 shares of Series A Convertible Preferred Stock and 231,195 shares of common stock that are issuable upon conversion of 69,726 shares of Series B Convertible Preferred Stock.

(2)	Based upon 30,660,640 shares of common stock, which assumes conversion of all Series A and Series B Convertible Preferred Stock outstanding as of April 13, 2010.

(3)	Based upon 4,392,286 shares of Series A Convertible Preferred Stock outstanding as of April 13, 2010. Such shares may be converted into 14,563,804 shares of common stock.

(4)	Based upon 69,726 shares of Series B Convertible Preferred Stock outstanding as of April 13, 2010. Such shares may be converted into 231,195 shares of common stock.

Security Ownership of Management
     The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 13, 2010, by each of our current directors, each of our executive officers named in the Summary Compensation Table appearing on page 11 and all of our current directors and executive officers as a group. None of our current directors or executive officers beneficially owned any shares of our outstanding Series A Convertible Preferred Stock or Series B Convertible Preferred Stock. The address of each of the persons listed below is c/o Immediatek, Inc., 5424 Deloache Ave., Dallas, Texas 75220.

		Amount and nature
Title of		of beneficial
Class	Name of beneficial owner	ownership	Percent of class (1)
Common Stock	Darin Divinia	30,661	*
Common Stock	Robert Hart	200,000	*
Common Stock	Timothy M. Rice	4,804,665	15.7%
Common Stock	All directors and executive officers, as a group (2)	5,035,326	16.4%

*	Represents less than one percent of the outstanding shares of our common stock.

(1)	Based upon 30,660,640 shares of common stock, which assumes conversion of all Series A and Series B Convertible Preferred Stock outstanding as of April 13, 2010.

(2)	Represents three persons, Messrs. Divinia, Hart and Rice.

MANAGEMENT
Executive Officers and Significant Employees
     Darin Divinia (age 38). Mr. Divinia has served as a director on our board of directors and the board of directors of DiscLive since July 2006. Mr. Divinia also serves as the Chief Executive Officer and President of Immediatek since July 16, 2007. Mr. Divinia is also a director and President of IMKI Ventures, Inc. Mr. Divinia formerly served as Director of Technical Services of Radical Incubation LP. Radical Incubation LP is an affiliate of Radical Holdings LP, which is the sole stockholder of our Series A and Series B Convertible Preferred Stock. From January 2004 to January 2006, Mr. Divinia served as Director of Network Strategy at Yahoo, Inc. In that position he was responsible for setting the strategic vision for Yahoo’s next generation network infrastructure. Prior to January 2004, Mr. Divinia served as Director of Network Engineering at Yahoo, Inc. and was responsible for all engineering and operational aspects of the global Yahoo! IP network.
     Robert Hart (age 49). Mr. Hart has served as a director on our board of directors and the board of directors of DiscLive, since January 15, 2008. Mr. Hart has been the Secretary of Immediatek since January 15, 2008. Mr. Hart is also a director on the board of directors of IMKI Ventures, Inc. and Officeware Corporation. Mr. Hart is the Secretary of DiscLive and IMKI Ventures, Inc. Mr. Hart is currently, and for over the past five years has been, self-employed as an attorney. He also currently serves, and since 2001 has served, as an officer and General Counsel to companies owned and controlled by Mark Cuban, including Radical Management LLC, which is the general partner of Radical Holdings LP, which is the sole stockholder of our Series A and Series B Convertible Preferred Stock and Radical Investments Management LLC, which is the general partner of Radical Investments LP.
     Timothy M. Rice (age 42). Mr. Rice will join our board of directors effective May 20, 2010. Mr. Rice has served on the board of directors of Officeware Corporation since he founded the company on October 12, 1995. Mr. Rice has been the President of Officeware Corporation since that date as well. Mr. Rice is currently the President and Chief Executive Officer of Officeware Corporation. Prior to founding Officeware Corporation, Mr. Rice served as Product Lead for Microsoft Excel throughout the Microsoft Excel 5.0 development and release cycle.
     Chetan Jaitly (age 40). Mr. Jaitly is the Vice President and Chief Information Officer of Officeware Corporation, a wholly-owned subsidiary of Immediatek since the merger with Officeware Corporation was consummated on April 1, 2010. Mr. Jaitly has served as a director on the board of directors of Officeware Corporation since he founded the company on October 12, 1995. Mr. Jaitly has been the Vice President of Officeware Corporation since that date as well. Mr. Jaitly is currently the Vice President and Chief Information Officer of Officeware Corporation. Prior to founding Officeware Corporation, Mr. Jaitly was the Senior Consultant in the Middle East and Asia for Citibank Information Technology Industries (now known as I-Flex Solutions).
Terms of Offices and Relationships
     Our officers and the officers of our subsidiaries are elected annually by their respective board of directors at a meeting held following each annual meeting of stockholders, or by written consent in lieu thereof, or as necessary and convenient in order to fill vacancies or newly created offices. Each officer serves at the discretion of our board of directors. Any officer elected or appointed by our board of directors may be removed by our board of directors or our chief executive officer whenever in its or his judgment our best interests will be served, but a removal shall be without prejudice to the contractual rights, if any, of the person so removed.
     We are not aware of any “family relationships” (as defined in Instruction to Item 401(d) of Regulation S-K promulgated by the Securities and Exchange Commission) among directors, executive officers or persons nominated or elected as directors or executive officers. None of our directors hold directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of

1934 or pursuant to Section 15(d) of that act or any company registered as an investment company under the Investment Act of 1940.
     Except as described under “Action One — Election of Directors —Nominations of Directors” and “Management — Certain Relationships and Related Transactions,” on pages 6 and 11, respectively, there are no arrangements or understandings between any nominee for election as a director or officer and any other person pursuant to which that director was nominated or officer was selected.
     Except as set forth above, we are not aware of any event (as listed in Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission) that occurred during the past five years that is material to an evaluation of the ability or integrity of any director, executive officer, promoter or control person of us.
     None of our directors or officers, or their respective immediate family members or affiliates, is indebted to us.
Executive Compensation
     The following Summary Compensation Table sets forth the compensation paid, distributed or accrued for services, including salary, rendered in all capacities during 2008 and 2009 for Immediatek, Inc., DiscLive and IMKI Ventures, Inc. by our Director of Software Development, our principal executive officer, former executive officers and all other executive officers who received, or are entitled to receive, remuneration in excess of $100,000 during the referenced period. In 2008 and 2009, all salary was paid by Immediatek, Inc.

	Summary Compensation Table
			All other
Name and principal position	Year	Salary ($)	compensation ($)	Total ($)
Darin Divinia	2008	$225,000	—	$225,000
Chief Executive Officer and President	2009	$225,000	—	$225,000
Robert Hart	2008	—	—	—
Secretary	2009	—	—	—
Steven Watkins	2008	$113,025	—	$113,025
Director of Software Development	2009	$113,300	—	$113,300
Report of Compensation Committee
     Disclosure under this section is not required for a smaller reporting company.
Compensation Committee Interlocks and Insider Participation
     Disclosure under this section is not required for a smaller reporting company.
Certain Relationships and Related Transactions
     Radical Holdings LP and Radical Investments LP
     As of April 13, 2010, Radical Holdings LP and Radical Investments LP were the beneficial owners of 67.9% of our outstanding voting stock. Radical Management, LLC is the general partner of Radical Holdings LP. Radical Investments Management LLC is the general partner of Radical Investments LP. Mark Cuban is the direct or indirect owner of all the limited partnership and membership interests in Radical Holdings LP, Radical Management, LLC, Radical Investments LP and Radical Investments Management LLC.

     Darin Divinia and Dawn Divinia
     As of April 13, 2010, Darin Divinia was an officer and director of Immediatek. Dawn Divinia is the spouse of Darin Divinia.
     Robert Hart and Kimberly Hart
     As of April 13, 2010, Robert Hart was an officer and director of Immediatek. Kimberly Hart is the spouse of Robert Hart.
     Timothy M. Rice
     As of April 13, 2010, Timothy M. Rice was a director of Immediatek and owned 4,804,665 shares of our common stock representing 15.7% of our outstanding voting stock.
     Chetan Jaitly
     As of April 13, 2010, Chetan Jaitly owned 4,439,209 shares of our common stock representing 14.5% of our outstanding voting stock.
     Consulting Agreements: On February 28, 2008, we entered into an Agreement for Project Staffing Services with HDNet Fights, Inc., an affiliate of Radical Holdings LP. On February 6, 2009, we entered into an Agreement for Project Staffing Services with Silver Cinemas Acquisition Co., an affiliate of Radical Holdings LP. These agreements provide that we will provide personnel, as independent contractors on an hourly-fee basis, to perform computer software programming, system analysis, design, project management, consulting, and education and training for HDNet Fights, Inc. and Silver Cinemas Acquisition Co. For the year ended December 31, 2009, we earned $34,764 under these agreements.
     Demand Promissory Note: On March 25, 2009, Immediatek received a loan in the amount of $750,000 from Radical Holdings LP and in exchange for the loan, issued to Radical Holdings LP a Demand Promissory Note, in the principal amount of $750,000, bearing interest, calculated on the basis of a 365-day year, at a rate per annum equal to three percent (3%). On March 24, 2010, we issued an Amended and Restated Demand Promissory Note to replace the Demand Promissory Note issued on March 25, 2009, under which we received $750,000 from Radical Holdings LP and which was scheduled to mature on March 24, 2010. The principal amount of this Amended and Restated Demand Promissory Note was $772,500. This note bears interest, calculated on the basis of a 365-day year, at a rate per annum equal to three percent (3%), which is the same rate as the original note. The Amended and Restated Demand Promissory Note must be repaid within 30 days of receiving a demand for repayment or on March 23, 2012, whichever comes earlier. For the year ended December 31, 2009, we accrued $17,384 in interest expense related to this loan. The principal amount of this note remains outstanding.
     Amended and Restated Certificate of Designation, Rights and Preferences for the Series A and Series B Convertible Preferred Stock: On October 13, 2009, we entered into an Agreement to Amend and Restate Certificates of Designation with Radical Holdings LP. As a result of this Agreement, we filed amended and restated Certificates of Designation, Rights and Preferences for the Series A and Series B Convertible Preferred Stock which removed a certain portion of the re-pricing mechanism of the convertible feature of the Series A and Series B Preferred Stock. The result of this amendment is that, generally, should we issue new equity securities in the future for additional consideration, that issuance will not result in a change to the conversion price of the Series A or Series B Preferred Stock.
     Stock Exchange Agreement and Amendment to Stock Exchange Agreement: On April 1, 2010, Immediatek, Officeware Corporation, Timothy M. Rice, Chetan Jaitly, Radical Holdings LP, Radical Investments LP, Darin Divinia, Dawn Divinia, Robert Hart, Kimberly Hart, Martin Woodall and Officeware Acquisition Corporation, (or “Merger Sub”), entered into an Amendment to that certain Stock Exchange Agreement dated December 16, 2009, (as so amended, the “Merger Agreement”). Under the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Immediatek, merged with and into Officeware Corporation on April 1, 2010. As a result of such merger, Immediatek became the sole shareholder of Officeware Corporation and Officeware Corporation shareholders, in the aggregate, received

12,264,256 shares of Company common stock for all of the outstanding shares of stock of Officeware Corporation. In addition, subject to the terms and conditions of the Merger Agreement, we issued and sold, and Radical Holdings LP, Darin Divinia, Dawn Divinia, Robert Hart, Kimberly Hart and Martin Woodall collectively purchased, 3,066,064 shares of Company common stock for an aggregate purchase price of $1.0 million, or $0.326151052293755 per share.
     Management Services: On December 31, 2009, Immediatek entered into a Management Services Agreement with Radical Ventures LLC, an affiliate of Radical Holdings LP and Radical Investments LP. Pursuant to this Management Services Agreement, personnel of Radical Ventures LLC will provide certain management services to us, including, among others, legal, financial, marketing and technology. These services will be provided to us at a cost of $3,500 per month; however, we will not be required to pay these fees or reimburse expenses and, accordingly, will account for these costs of services and expenses as deemed contributions to us. This agreement will continue until the earlier of December 31, 2010; or the date on which Radical Holdings LP or its successors cease to beneficially own, directly or indirectly, at least 20% of our then outstanding voting power.
     This agreement may be terminated upon 30 days’ written notice by Radical Ventures LLC for any reason or by us for gross negligence. We also agreed to indemnify and hold harmless Radical Ventures LLC for its performance of these services, except for gross negligence and willful misconduct. Further, we limited Radical Ventures LLC’s maximum aggregate liability for damages under this agreement to the amounts deemed contributed to us by virtue of this agreement during twelve months prior to that cause of action.
     Sublease: On February 21, 2007, we entered into a sublease with HDNet LLC, an affiliate of Radical Holdings LP and Radical Investments LP whereby we sublease from HDNet LLC approximately 600 square feet of office space. The rent is $900 per month, utilities included. This sublease commenced on March 1, 2007 and was amended on February 28, 2008 to extend the term of the sublease until December 31, 2009. On December 31, 2009, DiscLive, Inc., our wholly-owned subsidiary, entered into a letter agreement amending the sublease with HDNet LLC. Pursuant to the letter agreement, DiscLive, Inc. has assigned the sublease to IMKI Ventures, Inc., our wholly-owned subsidiary and IMKI Ventures, Inc. will sublease from HDNet LLC approximately 600 square feet of office space. The rent remains $900 per month, utilities included. This sublease expires December 31, 2010. HDNet LLC leases this office space from Radical Computing, Inc., another affiliate of Radical Holdings LP and Radical Investments LP. For the year ended December 31, 2009, we paid $10,800 under this sublease.
     Securities Purchase Agreement: On July 18, 2008, we entered into a Securities Purchase Agreement with Radical Holdings LP. This document governs the purchase and sale of the Series B Convertible Preferred Stock. Immediatek issued and sold to Radical Holdings LP 69,726 shares of Series B Convertible Preferred Stock of Immediatek for an aggregate purchase price of $500,000, or $7.17092619 per share of Series B Convertible Preferred Stock. The shares of Series B Convertible Preferred Stock are convertible into 231,195 shares of common stock.
     Protective Provisions: Unless the directors designated by the holders of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement, related to such Series A shares, control our board of directors with respect to all actions, for so long as any shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement remain outstanding, except where the vote or written consent of the holders of a greater number of our shares is required by law or by our articles of incorporation, and in addition to any other vote required by law or by our articles of incorporation, we cannot, and we are required to cause our subsidiaries not to, as applicable, without the prior vote or written consent of the holders of at least 75% of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement then outstanding:
          (a) amend our articles of incorporation or bylaws in any manner that would alter or change any of the rights, preferences, privileges or restrictions of the Series A Convertible Preferred Stock or the shares issuable upon conversion of the Series A Convertible Preferred Stock;

          (b) reclassify any outstanding securities into securities having rights, preferences or privileges senior to, or on a parity with, the Series A Convertible Preferred Stock;
          (c) authorize or issue any additional shares of capital stock (other than to holders of the Series A Convertible Preferred Stock);
          (d) merge or consolidate with or into any corporation or other person;
          (e) sell all or substantially all our respective assets in a single transaction or series of related transactions;
          (f) license all or substantially all of our respective intellectual property in a single transaction or series of related transactions;
          (g) liquidate or dissolve;
          (h) alter any rights of the holders of the Series A Convertible Preferred Stock or change the size of the board of directors;
          (i) declare or pay any dividends (other than dividends payable to us or our subsidiaries) on, or declare or make any other distribution, directly or indirectly, on account of, any shares of our common stock now or hereafter outstanding;
          (j) repurchase any outstanding shares of capital stock;
          (k) approve or modify by ten percent or more the aggregate amount of any annual or other operating or capital budget, or approve or modify by 50% or more any single line item of any such operating or capital budget;
          (l) increase the salary of any officer or employee or pay any bonus to any officer, director or employee not contemplated in a budget or bonus plan approved by directors designated by the holders of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement then outstanding;
          (m) retain, terminate or enter into any salary or employment negotiations or employment agreement with any employee or any future employee;
          (n) incur indebtedness (other than trade payables) or enter into contracts or leases that require payments in excess of $5,000 in the aggregate;
          (o) make or incur any single capital expenditure;
          (p) award stock options, stock appreciation rights or similar employee benefits or determine vesting schedules, exercise prices or similar features;
          (q) make any material change in the nature of our business or enter into any new line of business, joint venture or similar arrangement;
          (r) pledge our assets or guarantee the obligations of any other individual or entity;
          (s) recommend approval of any new equity incentive plan;
          (t) form or acquire any subsidiary, joint venture or similar business entity; or
          (u) directly or indirectly enter into, or permit to exist, any material transaction with any affiliate of us, any director or officer or any affiliate of a director or officer, or transfer, pay, loan or otherwise obligate us to give cash, services, assets or other items of value to affiliates, officers or directors or any affiliate of a officer or director or commit to do any of the preceding after June 8, 2006, except for employee compensation or for reimbursement of ordinary business expenses.
     Board of Directors: For so long as any shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement remain outstanding, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement then outstanding have the right to designate all the persons to serve as directors on the board of directors of us and our subsidiaries. If the holders of the shares of the Series A

Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement then outstanding choose not to designate any directors, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Series A Securities Purchase Agreement then outstanding may appoint a designee to serve as an observer at all meetings of our and our subsidiaries’ board of directors and committees thereof.
     Review, Approval or Ratification of Transactions with Related Parties. During 2009, our board or directors reviewed and did not object to any of the related party transactions reported in this proxy statement. Our board of directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore follows the procedures as described below to address such risks.
     Our board of directors is required to review all related party transactions. Immediatek is prohibited from entering or continuing a material related party transaction that has not been reviewed and approved or ratified by the board of directors. Additionally, in transactions where an executive officer is related to any of our goods or services provider, the board of directors must approve the transaction. In reviewing a related party transaction the board of directors considers all of the relevant factors surrounding the transaction including:
     (1) whether there is a valid business reason for us to enter into the related party transaction consistent with the best interests of Immediatek and our stockholders;
     (2) whether the transaction is negotiated on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally;
     (3) whether the board of directors determines that it has been duly apprised of all significant conflicts that may exist or may otherwise arise on account of the transaction, and it believes, nonetheless, that we are warranted in entering into the related party transaction and have developed an appropriate plan to manage the potential conflicts of interest;
     (4) whether the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves rates or charges fixed in conformity with law or governmental authority; and/or
     (5) whether the interest of the related party or that of a member of the immediate family of the related party arises solely from the ownership of our class of equity securities and all holders of our equity securities received the same benefit on a pro-rata basis.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers, and persons who beneficially own more than ten percent (10%) of our stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors, certain officers and greater than ten percent (10%) beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies of filings furnished to us, we believe that all Section 16(a) filing requirements for the fiscal year ended December 31, 2009, applicable to our directors, certain officers and greater than ten percent (10%) beneficial owners were satisfied.
     We believe that no other Forms 5 for certain directors, officers and greater than ten percent (10%) beneficial owners were required to be filed with the Securities and Exchange Commission for the period ended December 31, 2009.

Audit Report
     Our board of directors performed the functions of an audit committee for the fiscal year ended December 31, 2009, and continues to perform such functions. Accordingly, we do not currently operate under an audit committee charter. During 2009, our board of directors consisted of the following persons: Robert Hart and Darin Divinia. None of those directors were independent under the rules promulgated by the Securities and Exchange Commission and the rules of the American Stock Exchange applicable to audit committees.
     Management is responsible for our internal controls and the financial reporting process. Hein & Associates LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards. The board of directors’ responsibility is to monitor and oversee the financial reporting processes.
     In this context, our board of directors reviewed and discussed the audited financial statements with both management and Hein & Associates LLP. Specifically, our board of directors has discussed with Hein & Associates LLP the matters required to be discussed by statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss.380), as amended and adopted by the Public Company Accounting Oversight Board.
     Our board of directors received from Hein & Associates LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Hein & Associates LLP the issue of its independence from us.
     Based on our board of directors’ review of the audited financial statements and its discussions with management and Hein & Associates LLP noted above, our board of directors recommended and approved the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009.
     This report has been furnished by the current members of our board of directors, Darin Divinia and Robert Hart.

ACTION TWO
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
     KBA Group LLP served as our independent registered public accounting firm for 2008 and part of 2009. Hein & Associates LLP served as our independent registered public accounting firm for the remainder of 2009 and has been selected to serve as our independent registered public accounting firm for 2010, unless our board of directors subsequently determines that a change is desirable.
     During the two most recent fiscal years we had not consulted with Hein & Associates LLP regarding:
•	the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting for an auditing or financial reporting issue; or

•	any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-K.
Action
     While stockholder ratification is not required for the selection of Hein & Associates LLP as our independent registered public accounting firm, the selection was ratified solely with a view toward soliciting the stockholders’ opinion on the matter, which opinion will be taken into consideration by the board of directors in its future deliberations.
Resignation of KBA Group LLP
     Effective June 1, 2009, KBA Group LLP joined BKD, LLP. As a result, on June 19, 2009, KBA Group LLP resigned as our independent registered public accounting firm, and our board of directors accepted the resignation.
     The audit report of KBA Group LLP on our financial statements for the years ended December 31, 2008 and December 31, 2007 expressed an unqualified opinion and included an explanatory paragraph relating to our ability to continue as a going concern due to significant recurring losses. Such audit reports did not contain any other adverse opinion or disclaimer of opinion or qualification.
     During our two most recent fiscal years and the period from the end of the most recently completed fiscal year through June 19, 2009, there were no disagreements with KBA Group LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KBA Group LLP, would have caused such entity to make reference to such disagreements in its reports. During our two most recent fiscal years and through June 19, 2009, no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K) occurred that would be required to be disclosed in this report.
Vote Required; Manner of Approval
     The ratification, where required or permitted, of the appointment of Hein & Associates LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or by proxy or, if by written consent, a majority of the shares entitled to vote at a meeting of stockholders. Section 2.17 of our Bylaws and Section 78.320 of the Nevada Revised Statutes permit any corporate action, upon which a vote of stockholders is required or permitted, to be taken without a meeting, provided that written consents are received from stockholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Accordingly, the ratification of the appointment of Hein &

Associates LLP as our independent registered public accounting firm may be effected by a written consent executed by stockholders representing at least a majority of our outstanding stock entitled to vote. Since Radical Holdings LP and Radical Investments LP represent 67.9% of our outstanding voting stock on the record date, the written consent that they delivered on April 13, 2010, is sufficient to ratify the appointment and no further vote, approval or consent of stockholders is required to approve or authorize this action.
OUR BOARD OF DIRECTORS RECOMMENDED A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Effective Date
     The ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm will be effective 20 days following the initial mailing of this Information Statement, or May 20, 2010.
Audit Fees
     Fees billed by KBA Group LLP for the audit of our 2008 annual financial statements, included in our 2008 Annual Report on Form 10-K and the reviews of the quarterly financial statements included in our Forms 10-Q during the period in which they were engaged, totaled $70,350. Fees billed by Hein & Associates LLP for the audit of our 2009 annual financial statements, included in our 2009 Annual Report on Form 10-K and the reviews of the quarterly financial statements included in our Forms 10-Q during the period in which they were engaged, totaled $57,688.
Audit-Related Fees
     Except as disclosed, no other assurance or audit related services that were reasonably related to the performance of the audit or review of our financial statements were billed by KBA Group LLP. Fees billed by Hein & Associates LLP primarily related to the Officeware Corporation transaction and work related to our internal controls totaled $37,082 during the period in which they were engaged.
Tax Fees
     Fees totaling $8,000 and $7,875 were billed by KBA Group LLP for tax compliance, tax advice and tax planning for 2008 and 2009, respectively.
All Other Fees
     In 2008 and 2009, neither KBA Group LLP nor Hein & Associates LLP billed us for any other services.
Board of Directors’ Policy Regarding Pre-approval of Non-Audit Services
     Our board of directors pre-approves the nature and estimated amount of non-audit services to be provided to us by our independent registered public accounting firm, taking into consideration the impact that the rendition of such services could have on auditor independence. Specifically, our board of directors has pre-approved the use of Hein & Associates LLP for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services related to the Officeware Corporation merger, internal control reviews, tax compliance and advisory services.

OTHER BUSINESS
     No other business was acted upon by our majority stockholders other than that which is explained in this Information Statement.
SUBMISSION OF STOCKHOLDER PROPOSALS
Stockholder Proposals
     We anticipate that in lieu of an annual meeting of stockholders for the year ending December 31, 2010, our majority stockholders will submit a written consent in April 2011. Any stockholder who wishes to present a proposal for action prior to the submission of a written consent by the majority stockholders and who wishes to have it set forth in the information statement prepared by us, must deliver such proposal to our Secretary at our principal executive offices, no later than December 1, 2010, in such form as is required under regulations promulgated by the Securities and Exchange Commission.
     In the event that we hold an annual meeting of stockholders next year, with respect to any proposal that is not submitted for inclusion in that proxy statement, but is instead sought to be presented directly at the annual meeting of stockholders, the stockholder must deliver or mail a notice of the stockholder proposal, together with all of the information and materials discussed below, to our Secretary, which notice must be received at our principal executive offices not earlier than December 1, 2010, and not later than January 30, 2011.
     In order to be eligible to submit a stockholder proposal notice, the stockholder must be a stockholder of record at the time of giving the notice of the proposal and entitled to vote at the meeting. The stockholder proposal notice must set forth for each matter proposed to be brought before the meeting:
•	a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal regarding the amendment of either our Articles of Incorporation or Bylaws, the language of the proposed amendment;

•	the name and address, as they appear on our books, of the stockholder proposing such business;

•	a representation of the stockholder as to the class and number of shares of our capital stock that are beneficially owned by such stockholder, and the stockholder’s intent to appear in person or by proxy at the meeting to propose such business;

•	a list of the names and addresses of other beneficial owners of shares of our capital stock, if any, with whom such stockholder is acting in concert, and the number of shares of each class of our capital stock beneficially owned by each such beneficial owner; and

•	any material interest of the stockholder in such proposal or business.
     Within fourteen days after the stockholder proposal notice, together with all of the information and materials discussed immediately above, has been submitted to our Secretary, our Secretary and board of directors will determine whether the items submitted are in the form and within the time indicated and will provide notice in writing to the person submitting the stockholder proposal of their determination. In the event that the stockholder fails to submit a required item in the form and within the time indicated, Securities and Exchange Commission rules permit our management to vote proxies in its discretion on the matter at the meeting.

Director Nominations
     Stockholders who are entitled to vote in the election of directors at the 2011 annual meeting of stockholders, assuming an actual meeting is held, may nominate directors to be elected. To nominate a director for election, the stockholder must deliver or mail a notice in writing of the nomination to our Secretary, which notice must be received at our principal executive offices not later than December 1, 2010. The notice shall set forth:
•	the name, age and business and residential addresses of each person to be nominated;

•	the principal occupation or employment of each person to be nominated;

•	the class and number of shares of our capital stock beneficially owned by each person to be nominated;

•	the name and address of the person submitting the nomination or nominations;

•	the number of shares of each class of our capital stock of which the person submitting the nomination or nominations is the beneficial owner;

•	the name and address of each of the persons with whom the person submitting the nomination or nominations is acting in concert with;

•	the number of shares of our capital stock beneficially owned by each person with whom the person submitting the nomination or nominations is acting in concert with;

•	a description of all arrangements or understandings between the person submitting the nomination or nominations and each person to be nominated and any other persons (naming those persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	other information with respect to each person to be nominated that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A promulgated under the Securities Exchange Act of 1934; and

•	a consent executed by each person to be nominated to the effect that, if elected as a member of our board of directors, he or she will serve.
     Within fourteen days after the nomination notice, together with all of the information and materials discussed immediately above, has been submitted to our Secretary, our Secretary will determine whether the evidence of the person making the nomination or nominations as a stockholder is reasonably satisfactory and will provide notice in writing to the person making the nomination or nominations of his determination. If our Secretary determines that the evidence is not reasonably satisfactory, or if the person fails to submit the requisite information in the form or within the time indicated, the nomination or nominations will be ineffective for the election at the meeting at which the person is to be nominated.
ADDITIONAL INFORMATION AND QUESTIONS
     A copy of these materials and our Annual Report on Form 10-K for the year ended December 31, 2009 are available on our investor relations website: www.immediatek.com/investor.html or will be furnished, without charge, to any person who provides a written request to our Secretary at the address listed below.
     If you have any questions or need more information about the matters discussed in this Information Statement, you may write to us at:
Immediatek, Inc.
320 South Walton
Dallas, Texas 75226
Attention: Secretary
     You also may call us at (214) 363-8183 or email us at publicfilingsinfo@immediatek.com.

320 South Walton
Dallas, Texas 75226